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                                                                    EXHIBIT 23.7



                         CONSENT OF INDEPENDENT AUDITORS



To the Stockholders and Directors of
eSAT, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 23, 2001 relating to the financial statements of eSAT, Inc., for the years ended December 31, 2000 and 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ SPRAYBERRY BARNES MARIETTA & LUTTRELL
-----------------------------------------
Sprayberry, Barnes, Marietta & Luttrell
formerly known as
Carpenter, Kuhen & Sprayberry
Bakersfield, California
May 21, 2001